UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

DANIELSON HOLDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-6732	95-6021257

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Lane Road Fairfield, New Jersey	07004

(Address of principal executive offices) (Zip Code)

(973) 882-9000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

     On June 22, 2005, Danielson Holding Corporation (the “Company”) issued a press release announcing that its pro rata rights offering was fully subscribed through the exercise of basic subscription and oversubscription privileges and that it will issue all 66,673,004 shares of its common stock offered pending closing of its previously announced acquisition of American Ref-Fuel Holdings Corp. The gross proceeds to the Company from the rights offering were approximately $400 million. The Company intends to use the proceeds from the rights offering to pay a portion of the $740 million cash purchase price for all of the outstanding shares of capital stock of American Ref-Fuel Holdings Corp. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired – Not Applicable

(b)	Pro Forma Financial Information – Not Applicable

(c)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release issued by Danielson Holding Corporation dated June 22, 2005, announcing successful rights offering.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 23, 2005

DANIELSON HOLDING CORPORATION
(Registrant)

By: Name: Title:	/s/ Anthony J. Orlando Anthony J. Orlando President and Chief Executive Officer

DANIELSON HOLDING CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release issued by Danielson Holding Corporation dated June 22, 2005, announcing successful rights offering.